Exhibit 99


                         PROXY FIRST WESTERN BANK PROXY

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 24, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Anthony Palmer and Janice France-Pettit, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Special Meeting of Shareholders of First Western Bank to be held at First Western Bank, 1475 East Los Angeles Avenue, Simi Valley, California 93065, on Friday, April 24, 2002, at 8:00 a.m. or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

1. Proposal to approve the merger agreement among UnionBanCal Corporation, Union Bank of California, N. A. and First Western Bank, as stated in the joint proxy statement/prospectus dated _________, 2002

                  ______ FOR   ______ AGAINST  ______ ABSTAIN

2. Other Business. To transact such other business as may properly come before the Special Meeting of Shareholders and any adjournments thereof.



Important -- Please Sign on Other Side




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                                 [REVERSE SIDE]

Please Sign and Date Below.

The board of directors recommends a vote "FOR" Proposal 1. The proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case the shares represented by the proxy will be voted in accordance with such instruction. If no instruction is specified with respect to a matter, the shares represented by the proxy will be voted in accordance with the recommendation of the board of directors. If any other business is presented at the meeting, this proxy confers authority to and shall be voted in accordance with the discretion of the proxies.

                                           --------------------------------
                                                 (Number of Shares)

                                           --------------------------------
                                                       Dated

                                           --------------------------------
                                                  (Please Print Name)

                                           --------------------------------
                                               (Signature of Shareholder)

                                           --------------------------------
                                                  (Please Print Name)

                                           --------------------------------
                                               (Signature of Shareholder)


MAILING LABEL SPACE



                                        (Please date this Proxy and sign your
                                        name as it appears on your stock
                                        certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

                                        Please indicate if you are planning to
                                        attend the Meeting.

                                        I (We) do _____ do not _____
                                        expect to attend the Meeting.
                                        Number of Persons _____________

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING, WITH THE CORPORATE SECRETARY OF FIRST WESTERN BANK, A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY, OR BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON AND SO ADVISING THE CORPORATE SECRETARY OF FIRST WESTERN BANK.


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